                                                                   Exhibit 10.39


                                 UGI CORPORATION

                               AMENDMENT NO. 1 TO

                      1992 NON-QUALIFIED STOCK OPTION PLAN


      This Amendment No. 1 dated as of December 10, 1996 amends that certain UGI Corporation 1992 Non-Qualified Stock Option Plan ("the Plan").

                                   BACKGROUND

      The Board of Directors of UGI Corporation approved a 1997 Stock Option and Dividend Equivalent Plan (the "1997 SODEP") and also approved certain amendments to the Plan to make its vesting provisions and its definition of "Fair Market Value" conform to the corresponding provisions of the 1997 SODEP. The purpose of this Amendment is to make those changes in the Plan.

      NOW THEREFORE, the Plan is amended as follows:

      Section 1. Amendment and Restatement. Sections 2(e), 7.3 and 7.4 of the Plan are hereby amended and restated in their entirety as follows:

      2(e) "Fair Market Value" of Stock means the average, rounded to the next highest one-eighth of a point (.125), of the highest and lowest sales prices thereof on the New York Stock Exchange on the day on which Fair Market Value is being determined, as reported on the Composite Tape for transactions on the New York Stock Exchange; provided, however, in the case of a cashless exercise pursuant to Section 7.4, the Fair Market Value shall be the actual sale price of the shares issued upon exercise of the Option. In the event that there are no Stock transactions on the New York Stock Exchange on such day, the Fair Market Value will be determined as of the immediately preceding day on which there were Stock transactions on that exchange.

      7.3 Exercise and Vesting.

            (a) Except as otherwise specified by the Committee, an Option shall be fully and immediately exercisable on the date of grant. Notwithstanding the foregoing, in the event that any such Options are not by their terms immediately exercisable, the Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason. No Option shall be exercisable on or after the tenth anniversary of the date of grant.

            (b) If a Participant holding an Option ceases to be an Employee, the Option held by such Participant shall be exercisable only with respect to that number of shares of Stock with respect to which it is already exercisable on the date such Participant ceases to be an Employee. However, if a Participant holding an Option ceases to be an Employee by reason of a retirement under the Company's or a Subsidiary's retirement plan, the Option held by any such participant shall thereafter become exercisable with respect to that additional number of shares of Stock with respect to which it becomes exercisable on any anniversary of the date on which the Participant was granted the Option which occurs within thirteen (13) months after the date of such retirement and such Option shall be exercisable during such thirteen-month period. Notwithstanding the foregoing, the Committee shall have the power, in the event of any merger or consolidation of any other corporation with or into the Company, or the sale of all or substantially all of the assets of the Company or an offer to purchase made by a party other than the Company to all shareholders of the Company for all or any substantial portion of the outstanding Stock, to amend any or all outstanding Options to permit the exercise of all such Options prior to the effectiveness of any such merger, consolidation or sale or the expiration of any such offer to purchase, and to terminate such Options as of such effectiveness or expiration. Notwithstanding anything contained in this Section 7.3 with respect to the number of shares with respect to which an Option is or is to become exercisable, no Option, to the extent that it has not previously been exercised, shall be exercisable after it has terminated, including without limitation, after any termination of such Option pursuant to Section 10 hereof.

      7.4 Payment of Option Price. The Option Price upon exercise of any Option shall be payable to the Company in full (i) in cash or its equivalent, (ii) by tendering shares of previously acquired Stock already beneficially owned by the Participant for more than one year and having a Fair Market Value at the time of exercise equal to the total Option Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by a combination of (i) (ii) and/or (iii). The cash proceeds from such payment will be added to the general funds of the Company and shall be used for its general corporate purposes. Any shares of previously acquired Stock tendered to the Company in payment of the Option Price will be added by the Company to its treasury stock to be used for its general corporate purposes.

      Section 2. Effect of Amendment. All other terms and conditions of the Plan shall remain unaffected by this Amendment No. 1 and are ratified and confirmed.

      Section 3. Definitions. Capitalized terms used in this Amendment No. 1, but not defined shall have the meanings ascribed to those terms in the Plan.

      IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment, an appropriate officer of the Company has caused this Amendment to be executed as of December 10, 1996.


Attest:                                  UGI CORPORATION



By:  /s/  Barton D. Whitman              By  /s/  Brendan P. Bovaird
     -------------------------               --------------------------------
        Secretary                            Name:  Brendan P. Bovaird
                                             Title: Vice President and
                                                      General Counsel